Exhibit 10.1

MYERS INDUSTRIES, INC.

2024 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. This 2024 Myers Industries, Inc. Employee Stock Purchase Plan, as amended from time to time (the "Plan"), is intended to encourage stock ownership in the Company by all employees through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2. Definitions.

2.1 "Board" means the Board of Directors of the Company, as constituted from time to time.

2.2 "Code" means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

2.3 "Committee" means the Compensation Management and Development Committee of the Board or any other committee appointed by the Board which is invested by the Board with the responsibility for the administration of the Plan.

2.4 "Common Stock" means the common stock of the Company, no par value.

2.5 "Company" means Myers Industries, Inc.

2.6 "Compensation" means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards. Notwithstanding the foregoing, separation pay shall not be considered a component of Compensation.

2.7 "Corporate Transaction" means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

2.8 "Designated Broker" means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

2.9 "Effective Date" means October 1, 2024, a date after which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19.11 hereof.

2.10 "Eligible Employee" means an Employee who (a) has been employed by the Company or a Participating Subsidiary for at least thirty (30) days and (b) is customarily employed for at least twenty (20) hours per week.

2.11 "Employee" means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, where requirements of Treasury Regulation Section 1.421-1(h)(2) are applicable:

(a) the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2); and

(b) where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.12 "Enrollment Form" means an agreement, in such form as the Company may provide, pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period. The Enrollment Form may be paper or electronic. Canadian Employees will notice specific provisions in their Enrollment Forms regarding compliance with Canadian securities laws.

2.13 "ESPP Share Account" means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

2.14 "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

2.15 "Fair Market Value" means, as of any date, (a) if the Common Stock is listed on the New York Stock Exchange or any other established stock exchange or traded on any other established market system, the Fair Market Value shall be equal to the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal, or (b) if the foregoing provision is not applicable, the Fair Market Value shall be determined by the Committee in good faith.

2.16 "Offering Date" means the first Trading Day of each Offering Period as designated by the Committee.

2.17 "Offering" or "Offering Period" means a period of three (3) months beginning each January 1st, April 1st, July 1st and October 1st of each calendar year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

2.18 "Participant" means an Eligible Employee who is actively participating in the Plan.

2.19 "Participating Subsidiaries" means the U.S. and Canada Subsidiaries, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

2.20 "Plan" has the meaning set forth in Section 1.

2.21 "Purchase Date" means the last Trading Day of each Offering Period.

2.22 "Purchase Price" means an amount equal to the lesser of (a) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (b) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock. Note for Canadian Employees: The difference in value between the Purchase Price and the Fair Market Value on the date the shares are issued will be a taxable employment benefit to Canadian Employees and will be subject to applicable source deductions. Canadian Employees will not be entitled to the deduction of fifty percent (50%) of such taxable benefit typically available from an option exercise, because the purchase price will be less than the Fair Market Value of the Common Stock on the Offering Date.

2.23 "Securities Act" means the Securities Act of 1933, as amended.

2.24 "Subsidiary" means any corporation (other than the Company), domestic or foreign, in an unbroken chain of corporations beginning with the Company if, at the time of granting of the option hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

2.25 "Trading Day" means any day on which the national stock exchange upon which the Common Stock is listed is open.

3. Administration. The Plan shall be administered by the Committee, unless the Committee has delegated to a Company officer or to one or more other persons some or all of its responsibilities and duties to administer the Plan. The Committee shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

4. Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the applicable requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase under the Plan if (a) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (b) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be three (3) months in duration, with new Offering Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods without shareholder approval.

6. Participation.

6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form and submitting it to the Company, in accordance with procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to an amount not greater than five (5%) of his or her Compensation on each payroll date occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company and, if applicable, the Participating Subsidiaries shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2 Election Changes. During an Offering Period, a Participant may not decrease or increase his or her rate of payroll deductions applicable to such Offering Period. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.

6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless: (a) the Participant submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2; (b) the Participant withdraws from the Plan in accordance with Section 10; or (c) the Participant's employment terminates or the Participant otherwise becomes ineligible to participate in the Plan.

7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than two hundred fifty (250) shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).

Participants who receive Compensation in a currency other than U.S. Dollars shall have their accumulated payroll deductions converted to U.S. Dollars on the Purchase Date, using the currency conversion rate between the Participant's currency and the U.S. Dollar for the Purchase Date as published by xe.com, or such other currency conversion rate selected by the Company in its sole discretion for the purpose of determining the number of shares of Common Stock that shall be purchased on the Purchase Date.

8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares of Common Stock that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased. To the extent that the accumulated payroll deductions exceed the amount used to purchase shares of Common Stock during an Offering Period by less than the Purchase Price for that Offering Period, the difference shall be added to the accumulated payroll deductions for the next Offering Period to purchase shares on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11. To the extent that the accumulated payroll deductions for a Participant exceed the amount used to purchase shares of Common Stock during an Offering Period by more than the Purchase Price for that Offering Period, the excess accumulated payroll deductions shall be refunded to the Participant as soon as administratively practicable after the applicable Purchase Date.

9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10. Withdrawal.

10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be refunded to the Participant as soon as administratively practicable after the applicable Purchase Date. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11. Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty (30) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be refunded to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, as soon as administratively practicable after the applicable Purchase Date, and the Participant’s option to purchase shall be automatically terminated. If the Participant’s termination of employment or change in status occurs less than thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13. Shares Reserved for Plan.

13.1 Number of Shares. A total of five hundred thousand (500,000) shares of Common Stock have been reserved as authorized for the grant of options to purchase shares of Common Stock under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2 Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16. Statements. Each Participant will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17. Designation of Beneficiary. A Participant may file, on forms supplied by the Committee or its designee, a written designation of beneficiary who is to receive any cash or shares of Common Stock payable to the Participant pursuant to the Plan in the event of such Participant’s death. In the event that there is no designated beneficiary or no designated beneficiary survives the Participant, the beneficiary shall be the Participant’s surviving spouse, or, if no such spouse survives the Participant, the Participant’s estate.

18. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of

Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option to purchase under the Plan, and the numerical limits of Section 7 and Section 13.

18.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation in accordance with Section 424(a) of the Code. If the successor corporation refuses to assume or substitute the option to purchase, the Offering Period with respect to which the option to purchase relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option to purchase will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19. General Provisions.

19.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options to purchase under the Plan shall have the same rights and privileges.

19.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3 Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options to purchase granted under the Plan when the shares are transferred to the Participant in accordance with Section 9. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

19.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and is intended as the successor to the Myers Industries, Inc. Employee Stock Purchase Plan, effective January 1, 2019 and last amended effective as of October 1, 2022 (the "Prior Plan"). Following the Effective Date, no additional options to purchase shares of Common Stock shall be granted under the Prior Plan.

19.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option to purchase and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed and any other applicable laws in jurisdictions where Participants may reside.

19.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to an option to purchase under the Plan, if such disposition or transfer is made within two (2) years after the Offering Date or within one (1) year after the Purchase Date.

19.8 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten (10) years.

19.9 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10 Applicable Law. The laws of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

19.11 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

19.12 Section 423. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.